UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2016

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission file number: 001-05519

Pennsylvania (State of incorporation)	23-2394430 (I.R.S. Employer Identification Number)

1735 Market Street, Suite 200 Philadelphia, PA 19103-2768 (Address of principal executive offices, including zip code)

(215) 569-2200 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, CDI Corp. (the "Company") and D. Hugo Malan, the Company's Executive Vice President and President, Talent and Technology Solutions, mutually agreed that Mr. Malan’s last day of employment with the Company will be November 18, 2016 (the “Separation Date”). On November 7, 2016, Mr. Malan and CDI Corporation, a wholly-owned subsidiary of the Company (“CDI”), entered into a separation agreement (the “Separation Agreement”). The Separation Agreement will become effective once the seven-day revocation period following signing has expired without revocation by Mr. Malan.

Termination of Employment: Effective as of the Separation Date, Mr. Malan’s employment and all positions he held with the Company and its subsidiaries and affiliates will terminate.

Post-Separation Payments: Pursuant to the provisions regarding termination of employment which were set forth in Mr. Malan’s employment agreement dated as of October 20, 2014 (the “Employment Agreement”), Mr. Malan will continue to receive his base salary for six months after the Separation Date and he will receive a prorated annual bonus for 2016 based on actual results. The salary continuation payments will immediately cease if Mr. Malan breaches any of his restrictive covenants (described below) or if he becomes employed by a new employer during the six-month period following the Separation Date.

Outstanding Equity Awards: In accordance with his Employment Agreement, Mr. Malan will receive a prorated vesting of the tranches of his October 2014 Time-Vested Deferred Stock award which are scheduled to vest after the Separation Date. No payment will be made with respect to the Performance Units award to Mr. Malan in October 2014.

General Release: The Agreement contains a general release from Mr. Malan of any claims that he may have against CDI and its affiliates.

Restrictive Covenants: The non-competition and non-solicitation restrictions set forth in Mr. Malan’s Employment Agreement will continue to apply through the first anniversary of the Separation Date.

A copy of the Separation Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference in this Form 8-K. The description above is qualified in its entirety by reference to the full text of the Separation Agreement.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement between CDI Corporation and D. Hugo Malan dated November 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI CORP.
(Registrant)

By: /s/ Brian D. Short
Brian D. Short
Executive Vice President,
Chief Administrative Officer
and General Counsel

Date: November 7, 2016

EXHIBIT INDEX

Number	Description

10.1	Separation Agreement between CDI Corporation and D. Hugo Malan dated November 7, 2016